                                                                  Exhibit 21

                     Subsidiaries of NSD Bancorp, Inc.
                          As of December 31, 1998

NSD Bancorp, Inc.
5004 McKnight Road
Pittsburgh, PA 15237
Parent Company

Northside Bank
100 Federal Street
Pittsburgh, PA 15212
100% Owned Subsidiary
Incorporated in the Commonwealth of Pennsylvania

100 Federal Street, Inc.
100 Federal Street
Pittsburgh, PA 15212
100% Owned Subsidiary of Northside Bank
Incorporated in the Commonwealth of Pennsylvania